NORTHWESTERN MUTUAL SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

Northwestern Mutual Series Fund, Inc., a Maryland corporation having its principal office in Lutherville Timonium, Maryland (the “Corporation”’), hereby certifies to the Maryland Department of Assessments and Taxation that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940 and has been continuously so registered since its operations began.

SECOND: (a) The total number of shares of all classes of capital stock of the Corporation before the increase contemplated herein and the par value of the shares of each class, are as follows: sixty-five billion (65,000,000,000) shares of the par value of one cent ($0.01) a share and having an aggregate par value of Six Hundred Fifty Million Dollars ($650,000,000).

(b) The shares are divided into the following classes of capital stock, each class comprising the number of shares and having the designations indicated, subject, however, to the authority to increase and decrease the number of shares of any class granted to the Board of Directors:

CLASS	NUMBER OF SHARES
Index 500 Stock Portfolio Capital Stock	2,000,000,000
Select Bond Portfolio Capital Stock	6,000,000,000
Government Money Market Portfolio Capital Stock	2,000,000,000
Balanced Portfolio Capital Stock	4.000,000,000
Mid Cap Growth Stock Portfolio Capital Stock	2,000,000,000
International Equity Portfolio Capital Stock	3,000,000,000
High Yield Bond Portfolio Capital Stock	3,000,000,000
Large Cap Core Stock Portfolio Capital Stock	2 000,000,000
Growth Stock Portfolio Capital Stock	2,000,000.000
Index 400 Stock Portfolio Capital Stock	2,000,000,000
Small Cap Growth Stock Portfolio Capital Stock	2,000,000,000
Small Cap Value Portfolio Capital Stock	2,000,000,000
International Growth Portfolio Capital Stock	2,000,000,000
Domestic Equity Portfolio Capital Stock	2,000,000,000
Asset Allocation Portfolio Capital Stock	2,000,000,000
Mid Cap Value Portfolio Capital Stock	2,000,000,000
Focused Appreciation Portfolio Capital Stock	2,000,000,000
Equity Income Portfolio Capital Stock	2,000,000,000
Large Cap Blend Portfolio Capital Stock	2,000,000,000
Large Company Value Portfolio Capital Stock	2,000,000,000
Index 600 Stock Portfolio Capital Stock	2,000,000,000

Research International Core Portfolio Capital Stock	2,000,000,000
Emerging Markets Equity Portfolio Capital Stock	2,000,000,000
Inflation Protection Portfolio Capital Stock	2,000,000,000
Short-Tenn Bond Portfolio Capital Stock	2,000,000,000
Long,-Tenn U.S. Government Bond Portfolio Capital Stock	2,000,000,000
Multi-Sector Bond Portfolio Capital Stock	2,000,000,000
Unallocated	3,000,000,000
TOTAL	65,000,000,000

THIRD: The Board of Directors of the Corporation at a meeting duly convened and held on December 12, 2024, in accordance with the procedural requirements of the by-laws of the Corporation, increased the total number of shares of capital stock that the Corporation has authority to issue, such action of the board of directors being taken in accordance with Section 2-105(c) of the Maryland General Corporation Law.

FOURTH: (a) The total number of shares of capital stock of the Corporation authorized at said Board meeting, and the par value of the shares of each class, are as follows: six billion (6,000,000,000) shares of the par value of one cent ($0.01) a share and having an aggregate par value of Sixty Million Dollars ($60,000,000).

(b) Pursuant to authority expressly vested in the Board of Directors of the Corporation by the Articles of Incorporation, the Board of Directors has duly classified a number of its unissued shares into three (3) classes of capital stock to be designated: Active/Passive Conservative Portfolio, Active/Passive Aggressive Portfolio, and Active/Passive All Equity Portfolio.

FIFTH: (a) The total number of shares of all classes of capital stock of the Corporation, and the par value of the shares of each class, are as follows: seventy-one billion (71,000,000,000) shares of the par value of one cent ($0.01) a share and having an aggregate par value of Seven Hundred Ten Million Dollars ($710,000,000).

(b) The shares shall be divided into the following classes of capital stock, each class comprising the number of shares and having the designations indicated, subject, however, to the authority to increase and decrease the number of shares of any class granted to the Board of Directors:

CLASS	NUMBER OF SHARES
Index 500 Stock Portfolio Capital Stock	2,000,000,000
Select Bond Portfolio Capital Stock	6,000,000,000
Government Money Market Portfolio Capital Stock	2,000,000,000
Balanced Portfolio Capital Stock	4.000,000,000

Mid Cap Growth Stock Portfolio Capital Stock	2,000,000,000
International Equity Portfolio Capital Stock	3,000,000,000
High Yield Bond Portfolio Capital Stock	3,000,000,000
Large Cap Core Stock Portfolio Capital Stock	2 000,000,000
Growth Stock Portfolio Capital Stock	2,000,000.000
Index 400 Stock Portfolio Capital Stock	2,000,000,000
Small Cap Growth Stock Portfolio Capital Stock	2,000,000,000
Small Cap Value Portfolio Capital Stock	2,000,000,000
International Growth Portfolio Capital Stock	2,000,000,000
Domestic Equity Portfolio Capital Stock	2,000,000,000
Asset Allocation Portfolio Capital Stock	2,000,000,000
Mid Cap Value Portfolio Capital Stock	2,000,000,000
Focused Appreciation Portfolio Capital Stock	2,000,000,000
Equity Income Portfolio Capital Stock	2,000,000,000
Large Cap Blend Portfolio Capital Stock	2,000,000,000
Large Company Value Portfolio Capital Stock	2,000,000,000
Index 600 Stock Portfolio Capital Stock	2,000,000,000
Research International Core Portfolio Capital Stock	2,000,000,000
.Emerging Markets Equity Portfolio C:apital Stock	2,000,000,000
Inflation Protection Portfolio Capital Stock	2,000,000,000
Short-Tenn Bond Portfolio Capital Stock	2,000,000,000
Long,-Tenn U.S. Government Bond Portfolio Capital Stock	2,000,000,000
Multi-Sector Bond Portfolio Capital Stock	2,000,000,000
Active/Passive Conservative Portfolio	2,000,000,000
Active/Passive Aggressive Portfolio	2,000,000,000
Active/Passive All Equity Portfolio	2,000,000,000
Unallocated	3,000,000,000
TOTAL	71,000,000,000

[Signature Page Follows]

IN WITNESS WHEREOF, Northwestern Mutual Series Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested and its corporate seal to be hereunder affixed by its Secretary, effective as of the 23rd day of December, 2024; and its President acknowledges, in the name and on behalf of said Corporation, that these Articles Supplementary are the corporate act of said Corporation and he further acknowledges that, to the best of his knowledge, information and belief, the matters and facts set forth herein which are required to be verified under oath, are true in all material respects, under the penalties of perjury.

Attest:	NORTHWESTERN MUTUAL SERIES FUND, INC.

_/s/David B Kennedy________________________	By: _/s/Paul A. Mikelson____________________
David B. Kennedy	Paul A. Mikelson, President
Secretary